EXHIBIT 10.22

                              EMPLOYMENT AGREEMENT

            This Employment Agreement (the "Agreement"), by and between Travel Services International, Inc., a Florida corporation ("TSI"), and Patrick Doyle ("Employee"), is hereby entered into as of the 11th day of October, 1999 (the "Effective Date").

                                 R E C I T A L S

            A. As of the date of this Agreement, TSI is engaged primarily in the business of providing travel services to consumers and travel agents.

            B. Employee is employed hereunder by TSI in a confidential relationship wherein Employee, in the course of Employee's employment with TSI, has and will continue to become familiar with and aware of information as to TSI's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by TSI, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to TSI; this information is a trade secret and constitutes the valuable goodwill of TSI.

                               A G R E E M E N T S

                  In consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.          EMPLOYMENT AND DUTIES.

            (a) TSI hereby employs Employee as Senior Vice President and Chief Financial Officer of TSI. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of such position and will report to the Chairman and Chief Executive Officer of TSI. Employee hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(c) hereof, agrees to devote Employee's full business time, attention and efforts to promote and further the business of TSI.

            (b) Employee shall faithfully adhere to, execute and fulfill all policies established by the senior management or Board of Directors of TSI (the "Board").

             (c) Employee shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require Employee's services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph 4 hereof. Further, the foregoing limitations shall not be construed as prohibiting Employee from participating as a member of the Board of Directors of (i) 21st Century Holding Company, including its subsidiaries, and
(ii) cruise-related subsidiaries of Neptun Maritime; PROVIDED,

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HOWEVER, that such activities do not materially interfere with Employee's ability to fulfill his obligations to TSI.

2.          COMPENSATION.

            For all services rendered by Employee, TSI shall compensate Employee as follows:

            (a) BASE SALARY. The base salary payable to Employee shall be $150,000 per year, payable on a regular basis in accordance with TSI's standard payroll procedures but not less than monthly. On at least an annual basis, the Board will review Employee's performance and may make increases to such base salary if, in its discretion, any such increase is warranted. Such recommended increase would, in all likelihood, require approval by the Board or a duly constituted committee thereof.

             (b) INCENTIVE BONUS PLAN. Employee shall be eligible to receive year-end bonus awards pursuant to the Company's Incentive Bonus Plan. The maximum bonus for which Employee may be eligible will be 75% of Employee's base salary.

             (c) EXECUTIVE PERQUISITES, BENEFITS, AND OTHER COMPENSATION. Employee shall be entitled to receive additional benefits and compensation from TSI in such form and to such extent as specified below:

            (i) Payment of all premiums for coverage for Employee and Employee's dependent family members under health, hospitalization, disability, dental, life and other insurance plans that TSI may have in effect from time to time for its executives.

            (ii) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of Employee's services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with TSI's expense reporting policy.

            (iii) TSI shall provide Employee with other executive perquisites as may be available to senior management of TSI and participation in all other TSI-wide employee benefits as available from time to time, including participation in TSI's 401(k) plan and vacation benefits in accordance with TSI's established policies.

            (iv) STOCK OPTIONS. Subject to Board approval, TSI shall grant to Employee options to acquire 40,000 shares of TSI common stock at the price per share equal to the fair market value (which shall be the last sale price for the common stock on the Nasdaq Stock Market) on the date of grant. TSI agrees to submit such options for approval to the Compensation Committee of the Board of Directors no later than at its next regular quarterly meeting following execution of this Agreement. Such options shall be granted in accordance with TSI's Long Term Incentive Plan and will be evidenced by a stock option grant agreement that will provide, among other things, that the options will vest in installments of 10,000 shares

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on each of the first, second, third and fourth anniversaries of the Effective
Date and will expire on the tenth anniversary of the grant.

3. NON-COMPETITION.

         Employee acknowledges that during the course of Employee's employment, Employee will receive confidential and proprietary information from and concerning TSI and its subsidiaries. Employee also acknowledges that TSI will make substantial investments in TSI's goodwill and Employee's professional development. The capital expended with respect to this goodwill and development directly benefits the Employee and should continue to do so in the event that the relationship between TSI and Employee is terminated. Likewise, other capital investments to be made by TSI to assist in the Employee's professional development (including but not limited to those items listed below) will confer a direct economic benefit on the Employee. During the course of Employee's tenure with TSI, Employee will have received economic benefits as a result of capital expenditures by TSI, including, but not limited to, enabling Employee
(1) to expand Employee's own professional development; (2) to become known by additional industry personnel; (3) to participate in proprietary strategic planning sessions which focus on professional and business growth opportunities; and (4) to participate in TSI's future through appreciation in stock value.

         The Employee agrees that TSI is entitled to protect these business interests and investments and to prevent the Employee from using or taking advantage of the foregoing economic benefits to TSI's detriment.

            (a) Employee agrees that, except for services and duties performed for or on behalf of TSI or its subsidiaries pursuant to this Agreement, Employee will not, during the period of Employment with the Company and for a period of two (2) years immediately following the termination of Employee's employment under this Agreement ("Restricted Period") (as defined below) for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

            (i) engage, as an officer, director, shareholder, owner, partner, joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor or as a sales representative, in any travel service business, including, without limitation, any such business conducted through telephone or other reservation centers or through electronic distribution channels such as the Internet, within the United States or within 100 miles of any other geographic area in which TSI or any of TSI's subsidiaries conducts business, including any territory serviced by TSI or any of its subsidiaries (the "Territory");

            (ii) call upon any person who is, at that time, within the Territory, an employee of TSI (including the subsidiaries thereof) for the purpose or with the intent of enticing such employee away from or out of the employ of TSI (including the subsidiaries thereof);

            (iii) call upon any person or entity which, to Employee's knowledge, is, at that time, or which has been, within one (1) year prior to that time, a customer of TSI (including the

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respective subsidiaries thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with TSI or any subsidiary of TSI within the Territory; or

            (iv) call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of any competitor, which candidate was, to Employee's knowledge, either called upon by TSI (including the respective subsidiaries thereof) or for which TSI made an acquisition analysis, for the purpose of acquiring such entity.

            Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

            (b) Because of the difficulty of measuring economic losses to TSI as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to TSI for which it would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by TSI in the event of breach by him, by injunctions, restraining orders and other equitable remedies.

            (c) It is agreed by the parties that the foregoing covenants in this paragraph 3 impose a reasonable restraint on Employee in light of the activities and business of TSI (including TSI's subsidiaries) on the date of the execution of this Agreement and the current plans of TSI (including TSI's subsidiaries); but it is also the intent of TSI and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of TSI (including TSI's subsidiaries) throughout the term of this Agreement. For example, if, during the term of this Agreement, TSI (including TSI's subsidiaries) engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or other than the activities or business of TSI as of the date hereof, or the locations currently established therefor, then Employee will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new business within 100 miles of its then-established operating location(s) through the term of this Agreement.

            It is further agreed by the parties hereto that, in the event that Employee shall cease to be employed hereunder, and shall enter into a business or pursue other activities not in competition with TSI (including TSI's subsidiaries), or similar activities, or business in locations the operation of which, under such circumstances, does not violate clause (i) of this paragraph 3, and in any event such new business, activities or location are not in violation of this paragraph 3 or of employee's obligations under this paragraph 3, if any, Employee shall not be chargeable with a violation of this paragraph 3 if TSI (including TSI's subsidiaries) shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

            (d) The covenants in this paragraph 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant.

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Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall be reformed in accordance therewith.

            (e) All of the covenants in this paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against TSI, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by TSI of such covenants. It is specifically agreed that the period of two (2) years following termination of employment stated at the beginning of this paragraph 3, during which the agreements and covenants of Employee made in this paragraph 3 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this paragraph 3.

4.          PLACE OF PERFORMANCE.

         (a) Employee understands that he may be requested to relocate from Employee's present residence to another geographic location in order to more efficiently carry out Employee's duties and responsibilities under this Agreement. In such event, TSI will pay all actual reasonable relocation costs to move Employee, Employee's immediate family and their personal property and effects. Such costs may include, but are not limited to, moving expenses, temporary lodging expenses prior to moving into a new permanent residence; all closing costs on the purchase of a residence (comparable to Employee's present residence) in the new location. The general intent of the foregoing is that Employee shall not personally bear any out-of-pocket cost as a result of the relocation, with an understanding that Employee will use Employee's best efforts to incur only those costs which are reasonable and necessary to effect a smooth, efficient and orderly relocation with minimal disruption to the business affairs of TSI and the personal life of Employee and Employee's family.

         (b) Notwithstanding the above, if Employee is requested to relocate and Employee refuses, such refusal shall not constitute "cause" for termination of this Agreement under the terms of paragraph 5(c).

5.          TERM; TERMINATION; RIGHTS ON TERMINATION.

            The term of this Agreement shall begin on the Effective Date and continue for three years (until October 10, 2002), and, unless terminated sooner as herein provided, shall continue thereafter on a year-to-year basis on the same terms and conditions contained herein in effect as of the time of renewal. As used herein, the word "Term" shall mean (i) during the three-year period referred to in the preceding sentence, such three-year period, and (ii) during any one-year renewal pursuant to the terms hereof, such one-year period.

            This Agreement and Employee's employment may be terminated in any one of the following ways:

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            (a) DEATH. The death of Employee shall immediately terminate this
Agreement with no severance compensation due to Employee's estate.

            (b) DISABILITY. If, as a result of incapacity due to physical or mental illness or injury, as reasonably determined by Employee's physician, Employee shall have been absent from Employee's full-time duties hereunder for four (4) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four
(4) month period), TSI may terminate Employee's employment hereunder provided Employee is unable to resume Employee's full-time duties at the conclusion of such notice period. Also, Employee may terminate Employee's employment hereunder if his health should become impaired to an extent that makes the continued performance of Employee's duties hereunder hazardous to Employee's physical or mental health or life, provided that Employee shall have furnished TSI with a written statement from a qualified doctor to such effect and provided, further, that, at TSI's request made within thirty (30) days after the date of such written statement, Employee shall submit to an examination by a doctor selected by TSI who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. In the event this Agreement is terminated by either party as a result of Employee's disability, Employee shall receive from TSI, in a lump-sum payment due within ten (10) days after the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement or for one (1) year, whichever amount is greater.

            (c) GOOD CAUSE. TSI may terminate the Agreement for good cause, which includes: (1) Employee's willful, material and irreparable breach of this Agreement; (2) Employee's gross negligence in the performance or intentional nonperformance of duties and responsibilities hereunder continuing for ten (10) days after receipt of written notice of need to cure; (3) Employee's willful dishonesty, fraud or misconduct which materially and adversely affects the operations, property or reputation of TSI or its subsidiaries; (4) Employee's conviction of a felony crime; (5) chronic alcohol abuse or illegal drug abuse by Employee; (6) Employee's willful misconduct, whether or not with respect to the business or affairs of TSI, which materially and adversely affects the operations, property or reputation of TSI or its subsidiaries; or (7) Employee's insubordination or failure to adhere to material Company policies.

                  TSI shall not be limited to termination as a remedy for any damaging, injurious, improper or illegal act by the Employee, but may also seek damages, injunction, or such other remedy as TSI may deem appropriate under the circumstances. If the Employee's employment is terminated for good cause, the Employee agrees to vacate TSI's offices on or before the effective date of the termination and to return and deliver to TSI at such time all TSI property. In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

            (d) WITHOUT CAUSE. At any time after the commencement of employment, Employee may, without cause, terminate this Agreement and Employee's employment, effective ninety (90) days after written notice is provided to TSI. Employee may only be terminated without cause by TSI during the Term hereof if such termination is approved by at least two-thirds of the members of the Board. Should Employee's employment be terminated by TSI

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without cause during the Term, Employee shall receive from TSI the base salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement or for one (1) year, whichever amount is greater, payable in accordance with standard payroll terms, plus any accrued salary, declared but unpaid bonus and reimbursement of expenses. If Employee resigns or otherwise terminates Employee's employment without cause pursuant to this paragraph 5(d), Employee shall receive no severance compensation.

(e) NON-RENEWAL. In the event that either TSI or the Employee desires for any reason whatsoever to have this Agreement and Employee's employment hereunder terminated at the end of the Term, then such party shall give written notice of non-renewal to the other party no later than three months before the end of the Term. Upon delivery of such notice, the "Term" shall automatically be modified to extend the remaining Term by three months, such that the notice of non-renewal shall serve to become six-months prior notice of termination; PROVIDED, HOWEVER, that TSI may, at its sole option and discretion, terminate Employee's employment at any time following a notice of non-renewal so long as TSI continues the payment of Employee's salary and benefits, and the vesting of Employee's stock options, through the end of the Term, as modified by this
Section 5(e).

(f) Upon termination of this Agreement for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above. All other rights and obligations of TSI and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 8 hereof and Employee's obligations under paragraphs 3, 6, 7, 8 and 9 hereof shall survive such termination in accordance with their terms. Further, unless Employee and TSI otherwise agree in writing, upon termination of this Agreement for any reason, Employee will immediately resign from all director, officer or other positions held with TSI and its subsidiaries.

6.       COMPANY PROPERTY; INVENTIONS.

         (a) All records, designs, patents, business plans, financial statements, manuals, memoranda, lists, and other property delivered to or compiled by Employee by or on behalf of TSI, or its representatives, vendors, or customers which pertain to the business of TSI shall be and remain the property of TSI, as the case may be, and be subject at all times to its discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials, and other similar data pertaining to the business, activities, or future plans of TSI which is collected by Employee shall be delivered promptly to TSI without request by it upon termination of Employee's employment.

         (b) Employee shall disclose promptly to TSI any and all significant conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment, and which are directly related to the business or activities of TSI and which Employee conceives as a result of Employee's employment by TSI. Employee hereby assigns

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and agrees to assign all of Employee's interests therein to TSI or its nominee.
Whenever requested to do so by TSI, Employee shall execute any and all applications, assignments, or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

7.       CONFIDENTIALITY AND PROPRIETARY INFORMATION.

         (a) ACKNOWLEDGEMENT. Employee acknowledges and agrees that in the course of rendering services to TSI and its customers, the Employee will have access to and will become acquainted with confidential and proprietary information about the professional, business and financial affairs of TSI, its affiliates and its vendors, suppliers and customers, and that Employee may have contributed to or may in the future contribute to such information. Employee further recognizes that Employee is being employed as a key employee, that TSI is engaged in a highly competitive business, and that the success of TSI in the marketplace and business depends upon its goodwill and reputation for integrity, quality and dependability. Employee recognizes that in order to guard the legitimate interests of TSI it is necessary for TSI to protect all such confidential and proprietary information, goodwill and reputation.

         (b) PROPRIETARY INFORMATION. In the course of Employee's service to TSI, Employee may have access to confidential know-how, business documents or information, marketing data, client lists and trade secrets which are confidential. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence which come within the scope of the business activities of TSI as to which Employee has had or may have access, whether previously existing, now existing or arising hereafter, whether or not conceived or developed by others or by Employee alone or with others during the period of his service to TSI, and whether or not conceived or developed during regular working hours. "Proprietary Information" shall not include any information which is in the public domain during the period of service by Employee or becomes public thereafter, provided such information is not in the public domain as a consequence of disclosure by Employee in violation of this Agreement.

         (c) FIDUCIARY OBLIGATIONS. Employee agrees and acknowledges that the Proprietary Information is of critical importance to TSI and a violation of this Paragraph 7 will seriously and irreparably impair and damage TSI's business. Employee therefore agrees, while he is an employee of TSI and at all times thereafter, to keep all Proprietary Information strictly confidential.

         (d) NON-DISCLOSURE. Except as required by law or order of any court or governmental entity or in connection with the proper performance of his duties hereunder, Employee shall not disclose, directly or indirectly (except as required by law), any Proprietary Information to any person other than (a) TSI,
(b) persons who are authorized employees of TSI at the time of such disclosure,
(c) such other persons, including prospective investors or lenders, to whom Employee has been instructed to make disclosure by TSI's senior management, or
(d) Employee's counsel, so long as such counsel agrees to keep all Proprietary Information confidential (in the case of clauses (b) and (c), only to the extent required in the course of Employee's service to the TSI). Upon any termination of Employee's employment hereunder, Employee shall deliver to TSI all

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notes, letters, documents, tapes, discs, recorded data and records which may contain Proprietary Information which are then in Employee's possession or control and shall not retain, use, or make any copies, summaries or extracts thereof.

8.          INDEMNIFICATION.

            In connection with any threatened, pending or completed claim, demand, liability, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by TSI against Employee), by reason of the fact that Employee is or was performing services (including an act, omission or failure to act) under this Agreement, then TSI shall indemnify and hold harmless, to the maximum extent permitted by law, Employee against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and TSI are made a party to the same third-party action, complaint, suit or proceeding, TSI agrees to engage competent legal representation reasonably acceptable to Employee, and Employee agrees to use the same representation, provided that if counsel selected by TSI shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and TSI shall pay all attorneys' fees of such separate counsel. Further, while Employee is expected at all times to use Employee's best efforts to faithfully discharge his duties under this Agreement, Employee cannot be held liable to TSI for errors or omissions made in good faith where Employee has not exhibited gross, willful or wanton negligence or misconduct or performed criminal and fraudulent acts which materially damage the business of TSI. TSI shall pay, on behalf of Employee upon presentation of proper invoices, all fees, costs and expenses (including attorneys' fees) incurred in connection with any matter referenced in this paragraph 8.

9.       REPRESENTATIONS OF EMPLOYEE.

         (a) Employee hereby represents and warrants to TSI that the execution of this Agreement by Employee, employment by TSI and the performance of Employee's duties hereunder will not violate or be a breach of any agreement with a former employer, client, or any other person or entity to which the Employee is a party or is otherwise obligated. Further, Employee agrees to indemnify TSI for any claim, including but not limited to attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against TSI based upon or arising out of any non-competition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

         (b) The Employee has and will continue to truthfully disclose to TSI the following matters, whether occurring at any time during the five (5) years immediately preceding the date of this Agreement or at any time during the term of this Agreement:

                  (1) any criminal complaint, indictment or criminal proceeding in which the Employee is named as a defendant;

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                  (2) any allegation, investigation, or proceeding, whether
         administrative, civil or criminal, against the Employee by any licensing authority or industry association; and

                  (3) any allegation, investigation or proceeding, whether administrative, civil, or criminal, against the Employee for violating professional ethics or standards, or engaging in illegal, immoral or other misconduct (of any nature or degree), relating to the business of TSI.

10.         ASSIGNMENT; BINDING EFFECT.

                  This Agreement shall inure to the benefit of and be binding on the Employee and TSI and the Employee's and TSI's respective heirs, personal representatives, successors and assigns; PROVIDED, HOWEVER, that the Employee shall have no right to assign the Employee's rights or duties under this contract to any other person. In the event of the sale, merger or consolidation of TSI, the Employee specifically agrees that TSI may assign its rights and obligations hereunder to its successor, assign or purchaser. In addition, and in any event, TSI may, at any time, assign its rights and obligations under this Agreement to any person that is an affiliate of TSI or to any person which, after any such assignment, employs at least 50% of the employees employed by TSI immediately prior to the assignment.

11.         COMPLETE AGREEMENT.

            This Agreement supersedes any other agreements or understandings, written or oral, between TSI and Employee, and Employee has no oral representations, understandings or agreements with TSI or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between TSI and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a written instrument signed by a duly authorized officer of TSI and Employee, and no term of this Agreement may be waived except by a written instrument signed by the party waiving the benefit of such term.

12.         NOTICE.

            Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

            To TSI:       Travel Services International, Inc.
                          220 Congress Park Drive
                          Delray Beach, FL 33445
                          Attention: Chief Executive Officer and General Counsel

            To Employee:  Mr. Patrick Doyle
                          2601 N.W. 28th Terrace
                          Boca Raton, FL 33434

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Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 12.

13.         SEVERABILITY; HEADINGS.

            If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

14.         ARBITRATION.

            Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Palm Beach County, Florida, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay and severance compensation in the event the arbitrators determine that Employee was terminated without disability or good cause, as defined in paragraphs 5(b) and 5(c) hereof, respectively, or that TSI has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

15.         GOVERNING LAW.

            This Agreement shall in all respects be construed according to the laws of the State of Florida without regard to the conflicts of laws principles of such state.

16.         COUNTERPARTS.

            This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  TRAVEL SERVICES INTERNATIONAL, INC.

                                  By:         /S/ JOSEPH V. VITTORIA
                                      ------------------------------------------
                                  Name: Joseph V. Vittoria
                                  Title:  Chairman and Chief Executive Officer

                                              /S/ PATRICK DOYLE
                                  ----------------------------------------------
                                  Patrick Doyle

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